FIRST AMENDMENT
 TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 3, 2011 by and between INTERMEC, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (Bank").

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated January 14, 2011 (the "Credit Agreement").  Borrower and Bank desire to amend the Credit Agreement in the manner set forth below.  All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower, Administrative Agent and Required Lenders hereby agree as follows:

1.           Vocollect, Inc.    All references to Vancouver Acquisition Corporation in the Loan Documents, including, without limitation, the reference in Section 1.4 of the Credit Agreement and the references in the defined terms "Grantor," "Post-Acquisition Restructuring" and "Subsidiary Guarantor" are hereby amended to be references to Vocollect, Inc., a Pennsylvania corporation..

2.           Intermec International Inc.    All references to Intermec International Incorporated in the Loan Documents, including, without limitation, the reference in Section 1.4 of the Credit Agreement and the references in the defined terms "Grantor" and "Subsidiary Guarantor" are hereby amended to be references to Intermec International Inc..

3.           Effective Date Deliverables.    Section 3.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

             SECTION 3.1.    EFFECTIVE DATE DELIVERABLES.  On or before the Effective Date:

(a)           Documentation.  On or before the Effective Date, Bank shall have received each of the following, duly executed with all exhibits and schedules thereto completed in a manner reasonably acceptable to Bank:

(i)           the Line of Credit Note;

(ii)          the Guaranties of Intermec International Inc. and Vocollect, Inc.; and

(iii)         the Guarantor's Acknowledgement, Consent and Reaffirmation of Intermec IP Corp. and Intermec Technologies Corporation in the form attached hereto as Exhibit F; and

(iv)         the Security Agreement.

(b)           Updated Schedules.  Before the Effective Date, Bank shall have received schedules to the Loan Documents (except to the extent a Loan Document provides for later delivery of any portion of its schedules), which schedules, if different than the information provided in the draft schedules included as part of Exhibits C, D and E hereto, shall contain changes reasonably acceptable to Bank.

(c)           Certificates; Legal Opinions.  On the Effective Date, Bank shall have received each of the following, in form and substance reasonably acceptable to Bank, with respect to Borrower and each Subsidiary Guarantor:

(i)           a certificate of its secretary or assistant secretary dated as of the Effective Date as to:  (A) resolutions of its board of directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; (B) its bylaws, a copy of which is attached thereto; and (C) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and the Loan Documents to be executed by it;

(ii)           from the Secretary of State (or other appropriate governmental official) of its jurisdiction of incorporation, a good standing certificate and certified copy of its articles of incorporation; and

(iii)           an opinion of its legal counsel with respect to the matters identified on Exhibit G.

(d)           Audited Financial Statements.  At least three Business Days before the Effective Date, Borrower shall deliver to Bank its consolidated, audited financial statements for fiscal year 2010.  As soon as available, but in no event later than April 30, 2011, Borrower shall deliver to Bank the consolidated, audited financial statements of Vocollect, Inc. for fiscal year 2010.

(e)           Absence of Default.  As of the Effective Date, there shall be no continuing default under the Original Loan Documents and no circumstance that would constitute a default under this Agreement or any of the other Loan Documents.

4.           Schedules Regarding Vocollect, Inc. The Schedules to the Credit Agreement do not contain any information with respect to Vocollect, Inc.  On or before March 31, 2011, Borrower shall provide such addenda to the Schedules as are necessary to provide relevant information for Vocollect, Inc.  If the information provided in such addenda differs in any respect materially adverse to Bank from the information contained in the Agreement and Plan of Merger by and among Intermec, Inc., Vancouver Acquisition Corporation, Vocollect, Inc. and Riverside Fund IV, L.P. and Sidney R. Knafel dated as of January 15, 2011, Bank, in its sole discretion, may treat such circumstance as an Event of Default.

5.           Ratification.    Except as otherwise provided in this First Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

6.           One Agreement.    The Credit Agreement, as modified by the provisions of this First Amendment, shall be construed as one agreement.

7.           Effective Date.    This First Amendment shall be effective as of the date first written above upon execution and delivery by the parties of this amendment and the Consent and Acknowledgement of Guarantors and payment of the amendment fee provided in Section 2 above.

8.           Counterparts.    This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this First Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this First Amendment.

[Signature page follows]

IN WITNESS WHEREOF, this First Amendment to Amended and Restated Credit Agreement has been duly executed as of the date first written above.

INTERMEC, INC. By: /s/ Robert J. Driessnack Title: Senior Vice President, CFO and Treasurer
WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Gloria M. Nemecheck Title: Vice Presidente President